Exhibit 4.3

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED RIGHTS AGREEMENT

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED RIGHTS AGREEMENT (this “Amendment No. 2”), executed as a Deed Poll, dated as of May 21, 2012, to the Second Amended and Restated Rights Agreement, dated as of September 8, 2009, by and among Cooper Industries plc, a company incorporated in Ireland under registered number 471954 (the “Company”), Cooper Industries, Ltd., a Bermuda company (“Cooper Bermuda”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”) (as amended by Amendment No. 1 thereto dated as of September 2, 2011 (“Amendment No. 1”), the “Rights Agreement”). Terms used herein but not defined shall have the meaning assigned to them in the Rights Agreement.

WHEREAS, the Company, Cooper Bermuda and the Rights Agent have heretofore executed and entered into the Rights Agreement and Amendment No. 1; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may supplement or amend the Rights Agreement in accordance with the provisions of such Section 27; and

WHEREAS, in connection with the execution of the Transaction Agreement, by and among the Company, Eaton Corporation, Abeiron Limited, Comdell Limited, Turlock B.V. and Turlock Corporation (the “Transaction Agreement”), dated as of May 21, 2012, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement as set forth below to render the Rights issued pursuant to the terms of the Rights Agreement inapplicable to the Scheme (as defined in the Transaction Agreement), the Transaction Agreement and the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

1.	The definition of Acquiring Person in Section 1(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

Notwithstanding anything herein to the contrary, no Person shall be deemed to be an Acquiring Person solely by virtue of (i) the approval, execution, delivery or performance of the Transaction Agreement or the transactions contemplated thereby, (ii) the consummation of the Scheme or any other transaction contemplated by the Transaction Agreement or (iii) the public announcement of any of the foregoing.

2.	The definition of Stock Acquisition Date in Section 1(o) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

Notwithstanding anything herein to the contrary, a “Stock Acquisition Date” shall not be deemed to have occurred solely as the result, directly or indirectly, of (i) the approval, execution, delivery or performance of the Transaction Agreement, (ii) the consummation of the Scheme or any other transaction contemplated by the Transaction Agreement or (iii) the public announcement of any of the foregoing.

3.	Section 1 of the Rights Agreement is hereby further amended and supplemented to include the following new definitions in the appropriate alphabetical position, with the other definitions being appropriately re-lettered and cross-references thereto being appropriately revised:

“Effective Time” shall have the meaning assigned in the Transaction Agreement.

“Scheme” shall have the meaning assigned in the Transaction Agreement.

“Transaction Agreement” shall mean the Transaction Agreement, dated as of May 21, 2012, by and among the Company, Eaton Corporation, Abeiron Limited, Comdell Limited, Turlock B.V. and Turlock Corporation (the “Transaction Agreement”).

4.	Section 3(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

Notwithstanding anything herein to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result, directly or indirectly, of (i) the approval, execution, delivery or performance of the Transaction Agreement, (ii) the consummation of the Scheme or any other transaction contemplated by the Transaction Agreement or (iii) the public announcement of any of the foregoing.

5.	Section 3 of the Rights Agreement is hereby amended and supplemented to add the following sentence at the end thereof as a new Section 3(c):

Nothing herein shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement by virtue of (i) the approval, execution, delivery or performance of the Transaction Agreement, (ii) the consummation of the Scheme or any other transaction contemplated by the Transaction Agreement or (iii) the public announcement of any of the foregoing.

6.	Section 7(a) of the Rights Agreement is hereby modified, amended and restated in its entirety as follows:

(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c) and Section 11(a)(iii) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a Preferred Share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the earlier of (A) the close of business on August 1, 2017 and (B) immediately prior to the Effective Time (such earlier time being the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) the time at which the Rights are exchanged for Ordinary Shares or Preferred Shares as provided in Section 24 hereof (the earlier of (i), (ii) and (iii) being herein referred to as the “Expiration Date”). The Company shall notify the Rights Agent in the event that the occurrence of the Effective Time results in the occurrence of the Final Expiration Date, promptly after the Effective Time.

7.	Section 11(a)(ii) of the Rights Agreement is hereby amended and supplemented to add the following sentence at the end of that section:

Notwithstanding anything contained herein to the contrary, no event requiring an adjustment under this Section 11(a)(ii) shall be deemed to have occurred by reason of (i) the approval, execution, delivery or performance of the Transaction Agreement, (ii) the consummation of the Scheme or any other transaction contemplated by the Transaction Agreement or (iii) the public announcement of any of the foregoing (and none of the matters described in clause (i), (ii) or (iii) shall constitute a Section 11(a)(ii) Event).

8.	Section 13 of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof as a new Section 13(e):

Notwithstanding anything contained herein to the contrary, the provisions of Section 13 of this Agreement shall be deemed not to apply to the Scheme or any other transaction contemplated by the Transaction Agreement (and none of the Scheme or any such other transaction shall constitute a Section 13 Event).

9.	Section 29 of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

Nothing herein shall be construed to give any holder of Rights Certificates or any other Person any legal or equitable rights, remedies or claims whatsoever hereunder as a result of or in connection with (i)

the approval, execution, delivery or performance of the Transaction Agreement, (ii) the consummation of the Scheme or any other transaction contemplated by the Transaction Agreement or (iii) the public announcement of any of the foregoing.

10.	Exhibit B to the Rights Agreement, being the form of Rights Certificate, is hereby modified and amended by inserting in the first paragraph following the words “dated as of September 8, 2009, as amended as of September 2, 2011” the words “and May 21, 2012”.

11.	If for any reason the Transaction Agreement is terminated pursuant to Clause 9 thereof, then this Amendment shall be of no further force and effect and the Rights Agreement shall remain the same as it existed immediately prior to execution of this Amendment No. 2, and the Company shall promptly notify the Rights Agent of same.

12.	This Amendment No. 2 shall be deemed to be a contract made under the laws of Ireland and for all purposes shall be governed by and construed in accordance with the laws of Ireland; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within such Commonwealth.

13.	Except as specifically amended by this Amendment No. 2, all other terms and conditions of the Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed.

14.	This Amendment No. 2 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature.

IN WITNESS WHEREOF, this Deed Poll has been executed and delivered as a Deed on the day and year first before written.

Given under the

Common Seal of COOPER INDUSTRIES PLC

By

/s/ Kirk S. Hachigian
Director

/s/ Terrance V. Helz
Secretary

Signed by a duly authorized representative of COMPUTERSHARE TRUST COMPANY, N.A.

/s/ Dennis V. Moccia
Manager, Contract Administration